EXHIBIT 10.42


                               LEVI STRAUSS & CO.
                         SENIOR EXECUTIVE SEVERANCE PLAN


     1. INTRODUCTION. Levi Strauss & Co. (the "Company") establishes the Senior Executive Severance Plan (the "Plan") effective as of July 1, 2000. The purpose of the Plan is to recognize the past service of Senior Executives whose employment is involuntarily terminated as set forth herein by providing Severance Payments. The Plan is an unfunded deferred compensation plan for a select group of management and highly compensated employees that is intended to qualify for the exemptions provided in section 201, 301 and 401 of ERISA and for the alternative reporting method provided in DOL Reg. ss.2520.104-23. This Plan supercedes all prior policies and practices of the Company with respect to severance or separation pay for Senior Executives whose employment is involuntarily terminated after June 30, 2000. This Plan is the only severance program for such Senior Executives.

     2.  DEFINITIONS.

         2.1   "COMPANY" means Levi Strauss & Co.

         2.2 "COMPENSATION" means a Senior Executive's regular base salary at the time of his or her termination. In addition, the term "Compensation" shall also include such Senior Executive's target bonus amount under the Annual Incentive Plan ("AIP") for the fiscal year in which the termination is announced to the Senior Executive.

         2.3 "COMPARABLE POSITION" means a position that has been determined by the Company, in its sole discretion, to be substantially similar to the Employee's original position in terms of pay, benefits, working conditions and geographic location.

         2.4 "EMPLOYEE" means a common-law employee of the Company on the Home Office Payroll, including an employee classified by the Company as a U.S. expatriate employee, who is not subject to the overtime provisions of the Fair Labor Standards Act, and who is paid through the Company's regular payroll system, and who has not signed an agreement that he or she is not entitled to benefits from the Company.

         2.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.6 "GENERAL RELEASE AGREEMENT" means a legally binding document in which an Employee waives any and all claims against the Company related to his or her employment or separation from employment. Whether or not an Employee chooses to sign the General Release Agreement is completely at his or her discretion.

         2.7 "PLAN" means the Levi Strauss & Co. Senior Executive Severance Plan, as set forth in this instrument and as hereafter amended.


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         2.8   "SENIOR EXECUTIVE" means an Employee whose position is classified under Band A, B, C or D in the Company's World-Wide Executive Compensation Plan.

         2.9 "SEVERANCE PAYMENT(S)" means payment of Severance Pay or Enhanced Severance Pay Compensation continuation to an eligible Senior Executive pursuant to Section 4 on account of the termination of his or her employment with the Company.

         2.10 "TERMINATION DATE" means the last day upon which a Senior Execu-tive is actively employed with the Company.

     3.  ELIGIBILITY FOR SEVERANCE PAYMENTS.

         3.1 GENERAL ELIGIBILITY. Except as otherwise provided in the Plan, a Senior Executive is entitled to a Severance Payment under the Plan only if his or her employment with the Company is involuntarily terminated by action of the Company after June 30, 2000, on account of a reduction in force, layoff, position elimination, or because the Company has determined, in its sole discretion, that his or her services are no longer required.

         3.2 EXCLUSIONS. A Senior Executive is not eligible for a Severance Payment if he or she:

               (a) Voluntarily resigns before his or her last day of active employment as designated by the Company, even if he or she received advance notice of his or her involuntary termination;

               (b) Is terminated because of failure to return from an approved leave of absence;

               (c) Resigns or is involuntarily terminated because the Company has determined that he or she violated any policy, procedure or rule of the Company, engaged in dishonest or wrongful conduct, committed any crime or performed his or her duties in an unacceptable manner;

               (d) Resigns or is terminated after declining to accept an offer of a Comparable Position with the Company;

               (e) Has an individual written agreement with the Company that provides for any form of severance, separation, or special retirement program.

         3.3 CERTAIN CORPORATE TRANSACTIONS. Unless, and only to the extent, expressly authorized by the Company or set forth in this Plan, no Severance Payment is payable under the Plan to an Employee in the event of the sale or other disposition of the Company, any affiliate or any assets or stock of either, if the Employee (i) continues to be employed by the Company, its successor or an affiliate on or after the date of such sale or other disposition, (ii) is offered a Comparable Position with the acquiring entity or any of its affiliates, or (iii) is offered a Comparable Position with an entity that was an affiliate of the Company immediately prior to the sale or other disposition.


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     4.  AMOUNT AND FORM OF SEVERANCE PAYMENTS.

         4.1 PAYMENT AMOUNT. An eligible Senior Executive shall be entitled to receive the following Severance Payments:

               (a) SEVERANCE PAY: Subject to Section 4.2, except as otherwise provided in this Plan, an eligible Senior Executive will continue to receive his or her BASE SALARY for a period of two (2) weeks beginning on the date he or she is notified that his or her employment is terminated. If the Company requests, the eligible Senior Executive will remain in his or her position during this two (2) week period.

               (b) ENHANCED SEVERANCE PAY: In exchange for providing the Company a valid General Release Agreement in accordance with Section 4.5, in a form acceptable to the Company, in addition to payments under Section
     4.1 (a), and subject to Section 4.2, following the Termination Date, an eligible Senior Executive will receive payments either in installments on the same payment schedule and in the same amount as the Senior Executive's Compensation or in a lump sum, solely at the discretion of the Company, in accordance with the following schedule (COMPENSATION EQUALS BASE SALARY PLUS ANNUAL BONUS AT TARGET, AS DEFINED IN SECTION 2.2.):

               BAND A           104 weeks' Compensation

               BAND B           52 weeks' Compensation

               BAND C 26 weeks' Compensation, PLUS two weeks Compensation times the number of his or her Years of Service in excess of 5, subject to a maximum combined limit of 52 weeks'
                                Compensation.

               BAND D 26 weeks' Compensation, PLUS two weeks Compensation times the number of his or her Years of Service in excess of 5, subject to a maximum combined limit of 52 weeks'
                                Compensation.

     A "Year of Service" for purposes of this Section is a twelve-month period of employment beginning on the later of the Senior Executive's date of hire or most recent date of rehire. Years of Service are calculated in full twelve month periods with no credit for partial years.

         4.2   CONDITIONS AND LIMITATIONS ON SEVERANCE PAYMENTS.

               (a) All Enhanced Severance Pay under Section 4.1(b) is specifically conditioned upon the Senior Executive's execution of a General Release Agreement at a time and in a manner to be determined by the Company. Under no circumstances will any Enhanced Severance Pay be made to a Senior Executive who elects not to sign a General Release Agreement.

               (b) A Senior Executive who receives consulting fees from the Company following his or her Termination Date is not eligible for Severance Payments.


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               (c)  Severance Payments are in lieu of payments under  any  other severance plan, program or arrangement of or with the Company.

               (d) A Senior Executive is not eligible for Severance Payments if the Company determines that he or she:

                    (1) has solicited any employee or consultant of the Company to leave employment with the Company to accept employment with any other person, company or partner-ship;

                    (2) at any time discloses without the Company's written permission any confidential or proprietary information that the Senior Executive has learned as a result of his or her employment with the Company and was not previously available in the public domain; or

                    (3) at any time during the two-year period beginning on his or her last day of active employment with the Company performs work, as an employee or a consultant, for any person, company or partnership that is a direct competitor of the Company, including, but not limited to VF Corp., Haggar, Farah, Tommy Hilfiger, Calvin Klein, Guess, Bugle Boy, Ralph Lauren/Polo and The Gap.

     To the extent permitted by law, if the Company determines that the Senior Executive has engaged in any of these activities, it will immediately cease any unpaid Severance Payments and it will have the right to seek repayment of any such payments that have already been made.

         4.3   FORM AND TIMING OF PAYMENT.

               (a) Severance Payments shall be made in such form as the Plan Administrator may determine in its sole and absolute discretion.

               (b) If a Senior Executive dies before Severance Payments are completed, any remaining Severance Payments will be made to the Senior Executive's estate.

               (c) Payment to a Senior Executive of any unpaid Severance Payments will cease immediately upon his or her re-employment by the Company.

         4.4 PLANT SHUT-DOWN OR MASS LAYOFF. If the Senior Executive is laid off or discharged because of a plant shut-down or mass layoff to which the Worker Adjustment and Retraining Notice Act of 1988 ("WARN") applies, Severance Payments shall not be available, except as provided in this subsection. The Company shall provide notice of termination of employment, or pay in lieu of notice, or a combination of notice and pay in lieu of notice in

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accordance  with the  provisions  of WARN.  The amount of Severance  Payments to which the Senior Executive is entitled under the Plan shall be determined by subtracting the number of days' pay in lieu of notice he or she receives pursuant to WARN from the amount of Severance Payments to which he or she would be otherwise entitled under this Section 4. If the pay in lieu of notice under WARN exceeds that Severance Payment amount the Senior Executive will be entitled to no Severance Payments under this Plan.

         4.5 GENERAL RELEASE AGREEMENT. The applicable General Release Agreement shall be furnished to an eligible Senior Executive along with a written explanation regarding that General Release Agreement. It is completely within the eligible Senior Executive's own discretion as to whether he or she elects to sign the applicable General Release Agreement. An eligible Senior Executive is encouraged to review the applicable General Release Agreement with his or her personal attorney at his or her own expense, if he or she so desires.

               In order to receive Enhanced Severance Pay under Section 4.1(b), an eligible Senior Executive must sign, date and return the applicable General Release Agreement to the Company within forty-five (45) days from the date he or she receives the applicable General Release Agreement or as of the date such Senior Executive separates from employment with the Company and is no longer on the Company payroll, whichever is later. If an eligible Senior Executive elects to sign the applicable General Release Agreement, he or she then has seven (7) days from the date of such signing to revoke the signed General Release Agreement. Any such revocation must be in writing and must be received by the Company or its designee within the seven (7) day revocation period. If an eligible Senior Executive elects to revoke his or her signed General Release Agreement, such Senior Executive shall not receive any Enhanced Severance Pay.

     5. OTHER BENEFITS. An eligible Senior Executive who receives a Severance Payment will also receive the following benefits:

               (a) If a Senior Executive and/or his or her covered dependents elect(s) to receive medical coverage continuation through Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company will pay the same percentage of the monthly cost of his or her COBRA medical coverage as it paid for Senior Executive's medical coverage during his or her active employment for the duration of the Senior Executive's severance payment period under Section 4.1 above, up to a maximum coverage period of 18 months.


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     During the  Company-Subsidized Coverage  Period,  Senior  Executive will be responsible for payment of the remainder of the cost of his or her COBRA medical coverage and for the full cost of any dental or vision coverage elected by the Senior Executive. All periods of Company-Subsidized Coverage
     are   counted   toward   the   18-month  COBRA   entitlement.  After    the
     Company-Subsidized Coverage Period ends, the Senior Executive will be responsible for payment of his or her entire COBRA premium. Continuation of COBRA coverage will not extend beyond the date on which a terminated Senior Executive becomes eligible for coverage under another group health plan unless the new plan has a pre-existing condition limitation or the Senior Executive is entitled to Medicare.

               (b) The Company will pay the cost of premiums under its standard basic life insurance program of $10,000 in accordance with the COBRA provisions set forth in subsection (a) above.

               (c) If a Senior Executive retires and becomes covered by Company retiree health benefits, the Company will subsidize retiree medical coverage in accordance with the COBRA provisions set forth in subsection
     (a) above.

               (d) The Company will provide Senior Executive with career counseling and transition services as selected by the Company.

               (e) If Senior Executive has been employed by the Company at least one fiscal quarter in the fiscal year of such Senior Executive's Termination Date, the Senior Executive shall be entitled to a payment under the AIP for that fiscal year based on the Senior Executive's actual performance during such fiscal year, pro-rated to reflect the portion of the fiscal year actually worked by the Senior Executive

     6. WITHHOLDING. The Company will withhold from all Severance Payments all required federal, state, local and other taxes and any other payroll deductions required.

     7. ADMINISTRATION. The Company has the sole and unlimited discretion to interpret the terms of the Plan and to make all determinations about eligibility and payment of benefits. All decisions of the Company, any action taken by the Company with respect to the Plan and within the powers granted to the Company under the Plan, and any interpretation by the Company of any term or condition of the Plan, are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. The Company may delegate and reallocate any authority and responsibility with respect to the Plan.

     8. AMENDMENT OR TERMINATION. The Company reserves the right, in its sole and unlimited discretion, to amend or terminate the Plan at any time by action of the Company's Chief Executive Officer without prior notice to any Senior Executive.


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     9.  CLAIMS PROCEDURE. Any  person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Company. Any such claim should be sent to the Health & Welfare Plans Administrative Committee, c/o Levi Strauss & Co., P.O. Box 7215, San Francisco, CA 94120, Attention: Steve Epstein. If the claim is denied (either in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period.

     10. APPEAL PROCEDURE. If a claimant's claim is denied, the claimant may apply in writing to the Company for a review of the decision denying the claim. The claimant then has the right to review pertinent documents and to submit issues and comments in writing. The Company will provide written notice of its decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant will be given written notice of the reason for the delay.

     11. SOURCE OF PAYMENTS. All Severance Payments will be paid in cash from the general funds of the Company; no separate fund will be established under the Plan; and the Plan will have no assets. Any right of any person to receive any payment under the Plan will be no greater than the right of any other unsecured creditor of the Company.

     12. INALIENABILITY. In no event may any Senior Executive sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process.

     13. RECOVERY OF PAYMENTS MADE BY MISTAKE. An eligible Senior Executive shall be required to return to the Company any Severance Payment, or portion thereof, made by a mistake of fact or law.

     14. NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Neither the establishment or maintenance of the Plan, the payment of any amount by the Company nor any action of the Company shall confer upon any individual any right to be continued as an Employee nor any right or interest in the Plan other than as provided in the Plan. Other than an Employee who has a written agreement to the contrary signed by the President, Chief Executive Officer or a Senior Vice President of the Company, every Employee is an employee-at-will whose employment with the Company may be terminated by the Company or the Employee at any time with or without cause and with no notice.

     15. APPLICABLE  LAW.   The  provisions  of  the  Plan  will  be  construed,
administered   and  enforced  in  accordance  with  ERISA  and,  to  the  extent applicable, the laws of the State of California.


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     16. SEVERABILITY.  If  any  provision  of  the  Plan  is  held  invalid  or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

     17. EXECUTION.

     IN WITNESS WHEREOF, Levi Strauss & Co., by its duly authorized officer, has executed the Plan on the date indicated below.

                                  LEVI STRAUSS & CO.



                                  By:
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                                  Its:
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                                  Dated:
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